Exhibit 10.8

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL, BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE
(COMMERCIAL)

Date:  MAY 13, 2003

1.  AGREEMENT.  Buyer agrees to buy and the undersigned Seller agrees to sell the Property defined below on the terms and conditions set forth in this contract.

2.  DEFINED TERMS.

a.  Buyer.  Buyer, VAIL CLINIC INC., A TEXAS NONPROFIT CORPORATION, D/B/A VAIL VALLEY MEDICAL CENTER, will take title to the real property described below IN ITS CORPORATE NAME.

b.  Property.  The Property is the following legally described real estate:

i.              ALL PROPERTY RIGHTS IN AND TO THAT CERTAIN TRACT OF LAND DEFINED AND DESCRIBED IN THE PLAT RECORDED DECEMBER 15, 1989, IN BOOK 519 AT PAGE 815, COUNTY OF EAGLE, STATE OF COLORADO (“THE REAL PROPERTY”);

ii.             THE OFFICE BUILDING AND ALL OTHER IMPROVEMENTS ON THE REAL PROPERTY, TOGETHER WITH THE PERSONAL PROPERTY SET FORTH IN §3.a. BELOW (COLLECTIVELY, THE “IMPROVEMENTS”); AND

iii.            ALL RIGHTS OF SELLER AS LESSOR OR LANDLORD UNDER LEASES OR TENANCEIS NOW IN EFFECT AS TO THE REAL PROPERTY OR IMPROVEMENT (THE “TENANT LEASES,” TOGETHER WITH THE REAL PROPERTY AND IMPROVEMENT, THE “PROPERTY”).

in the County of EAGLE, Colorado,

commonly known as No.	108 SOUTH FRONTAGE ROAD, WEST, VAIL, COLORADO 81657
	Street Address	City	State	Zip

together with the interests, casements, rights, benefits, improvements and attached fixtures appurtenant thereto, all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.

c. Dates and Deadlines.

Item No.	Reference	Event	Date or Deadline
1	§ 5a	Loan Application Deadline	N/A
2	§ 5b	Loan Commitment Deadline	JUNE 26, 2003
3	§ 5c	Buyer’s Credit Information Deadline	N/A
4	§ 5c	Disapproval of Buyer’s Credit Deadline	N/A
5	§ 5d	Existing Loan Documents Deadline	N/A
6	§ 5d	Objection to Existing Loan Deadline	N/A
7	§ 5d	Approval of Loan Transfer Deadline	N/A
8	§ 6a	Appraisal Deadline	JUNE 12, 2003
9	§ 7a	Title Deadline	MAY 29, 2003
10	§ 7a	Survey Deadline	JUNE 5, 2003
11	§ 7b	Document Request Deadline	MAY 29, 2003
12	§ 8a	Title Objection Deadline	JUNE 19, 2003
13	§ 8b	Off-Record Matters Deadline	MAY 29, 2003
14	§ 8b	Off-Record Matters Objection Deadline	JUNE 26, 2003
15	§ 10	Seller’s Property Disclosure Deadline	MAY 29, 2003
16	§ 10a	Inspection Objection Deadline	JUNE 26, 2003
17	§ 10b	Resolution Deadline	JULY 3, 2003
18	§ 11	Closing Date	JULY 28, 2003
19	§ 16	Possession Date	UPON CLOSING
20	§ 16	Possession Time	UPON CLOSING
21	§ 28	Acceptance Deadline Date	MAY 21, 2003
22	§ 28	Acceptance Deadline Time	5 PM, MDT

d.  Attachments.  The following exhibits, attachments and addenda are a part of this contract:

ADDENDUM.

e.  Applicability of Terms.  A check or similar mark in a box means that such provision is applicable.  The abbreviation “N/A” means not applicable.

3.  INCLUSIONS AND EXCLUSIONS.

a.  The Purchase Price includes the following items (inclusions):

(1)  Fixtures.  If attached to the Property on the date of this contract, lighting, heating, plumbing, ventilating, and air conditioning fixtures, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, sprinkler systems and controls; and ALL OTHER FIXTURES, IF ANY.

(2)  Other inclusion.  If on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, storage sheds, and all keys.  Check applicable box(es) if included: ☒ Smoke/Fire Detector, ☒ Security Systems; and SNOW REMOVAL AND OTHER MAINTENANCE EQUIPMENT, IF ANY OWNED BY SELLER AND USED EXCLUSIVELY OR PRIMARILY IN CONNECTION WITH THE PROPERTY, AND THE RIGHTS AND CONTRACTS SET FORTH IN THE ADDENDUM ATTACHED HERETO.

(3) Trade Fixtures.   With respect to trade fixtures, Seller and Buyer agree as follows: ALL TENANT TRADE FIXTURES, IF ANY, SHALL REMAIN THE PROPERTY OF THE APPLICABLE TENANT(S).

b. Instruments of Transfer.   The Inclusions are to be conveyed at Closing free and clear of all taxes, liens and encumbrances, except as provided in § 12.  Conveyance shall be by bill of sale or other applicable legal instrument(s) WITH WARRANTY OF TITLE.

c. Exclusions.  The following attached fixtures are excluded from this sale:  ALL TENANT TRADE FIXTURES, IF ANY, SHALL REMAIN THE PROPERTY OF THE APPLICABLE TENANT.

4.  PURCHASE PRICE AND TERMS.  The Purchase Price set forth below shall be payable in U. S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4	Purchase Price	$8,900,000
2	§ 4a	Earnest Money			$10,000
3	§ 4b	New Loan			$7,900,000
4	§ 4c	Assumption Balance		$	N/A
5	§ 4d	Seller or Private Financing		$	N/A
6	§ 4e	Cash at Closing			$990,000
7		TOTAL	$8,9000,000		$8,900,000

a.  Earnest Money.  The Earnest Money set forth in this Section, in the form of check, is part payment of the Purchase Price and shall be payable to and held by JAY K. PETERSON, ATTORNEY, in its trust account, on behalf of both Seller and Buyer.  The parties authorize delivery of the Earnest Money deposit to the Closing Company, if any, at or before Closing.

b.  New Loan.  Buyer shall obtain a new loan set forth in this Section as follows:  SEE ADDENDUM

c.  Cash at Closing.  All amounts paid by Buyer at Closing including Cash at Closing, plus Buyer’s closing costs, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).

5.  FINANCING CONDITIONS AND OBLIGATIONS.

SEE ADDENDUM

6.  APPRAISAL PROVISIONS.

a.  Appraisal Condition.  This subsection a. ☒ Shall apply.

Buyer shall have the sole option and election to terminate this contract if the Purchase Price exceeds the Property’s valuation determined by an appraiser engaged by BUYER.  The contract shall terminate by Buyer giving Seller written notice of termination and either a copy of such appraisal or written notice from lender which confirms the Property’s valuation is less than the Purchase Price, received on or before the Appraisal Deadline (§ 2c).  If Seller does not receive such written notice of termination on or before the Appraisal Deadline (§ 2c), Buyer waives any right to terminate under this subsection.

b. Cost of Appraisal.  Cost of any appraisal to be obtained after the date of this contract shall be timely paid by ☒ Buyer.

7.  EVIDENCE OF TITLE.

a. Evidence of Title; Survey.  On or before Title Deadline (§ 2c), Seller shall cause to be furnished to Buyer, at Seller’s expense, a current commitment for owner’s title insurance policy in an amount equal to the Purchase Price.  If a title insurance commitment is furnished, it ☒ Shall commit to delete the standard exceptions which relate to:

(1) parties in possession,

(2) unrecorded casements,

(3) survey matters,

(4) any unrecorded mechanics’ liens,

(5) gap period (effective date of commitment to date deed is recorded), and

(6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.

Any additional premium expense to obtain this additional coverage shall be paid by ☒ Seller.  The cost of any improvement location certificate or survey shall be paid by One-Half by Buyer and One-Half by Seller.  The improvement location certificate or survey shall be received by Buyer on or before Survey Deadline (§ 2c).  Seller shall cause the title insurance policy to be delivered to Buyer as soon as practicable at or after Closing.  SEE ADDENDUM

b.  Copies of Exceptions.  On or before Title Deadline (§ 2c).  Seller, at Seller’s expense, shall furnish to Buyer, (1) a copy of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a title insurance commitment is required to be furnished, and if this box is checked ☒ Copies of any Other Documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions).  Seller shall have the obligation to furnish these documents on or before the Document Request Deadline (§ 2c).  This requirement shall pertain only to documents as shown of record in the office of the clerk and recorder(s).  The title insurance commitment, together with any copies or summaries of such documents furnished pursuant to this Section, constitute the title documents (Title Documents).

8.  TITLE.

a.  Title Review.  Buyer shall have the right to inspect the Title Documents.  Written notice by Buyer of unmerchantability of title or of any unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before Title Objection Deadline (§ 2c), or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title.  If Seller does not receive Buyer’s notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

b. Matters not Shown by the Public Records.   Seller shall deliver to Buyer, on or before Off-Record Matters Deadline (§ 2c) true copies of all lease(s) and survey(s) in Seller’s possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge.  Buyer shall have the right to inspect the Property to determine if any third party(ies) has any right in the Property not shown by the public records (such as an unrecorded casement, unrecorded lease, or boundary line discrepancy).  Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before Off-Record Matters Objection Deadline (§ 2c).  If Seller does not receive Buyer’s notice by said date. Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

c.  Special Taxing Districts.  SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS.  PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES.  BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is received by Seller on or before Off-Record Matters Objection Deadline (§ 2c), this contract shall then terminate.  If Seller does not receive Buyer’s notice by such date, Buyer accepts the effect of the Property’s inclusion in such, special taxing district(s) and waives the right to so terminate.

d.  Right to Cure.  If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) or commitment terms as provided in § 8 a or b above. Seller shall use reasonable effort to correct said items and bear any nominal expense to correct the same prior to Closing.  If such unsatisfactory title condition(s) are not corrected on or before Closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before Closing, waive objection to such items.

e.  Title Advisory.  The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully.  Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including without limitation boundary lines and encroachments, aren, zoning, unrecorded easements and claims of easements, leases and other unrecorded agreements, and various laws and governmental regulations concerning land use, development and environmental matters.  THE SURFACE ESTATE MAY BE OWNED SEPARATELY FROM THE UNDERLYING MINERAL ESTATE, AND TRANSFER OF THE SURFACE ESTATE DOES NOT NECESSARILY INCLUDE TRANSFER OF THE MINERAL RIGHTS.  THIRD PARTIES MAY HOLD INTERESTS IN OIL, GAS, OTHER MINERALS, GEOTHERMAL ENERGY OR WATER ON OR UNDER THE PROPERTY, WHICH INTERESTS MAY GIVE THEM RIGHTS TO ENTER AND USE THE PROPERTY.  Such matters may be excluded from the title insurance policy.  Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this contract (e.g., Title Objection Deadline [§ 2c] and Off-Record Matters Objection Deadline [§ 2c]).

9.  LEAD-BASED PAINT.  Unless exempt, if the improvements on the Property include one or more residential dwelling(s) for which a building permit was issued prior to January 1, 1978, this contract shall be void unless a completed Lead-Based Paint Disclosure (Sales) form is signed by Seller and the required real estate licensee(s), which must occur prior to the parties signing this contract.

10. PROPERTY DISCLOSURE AND INSPECTION.  On or before Seller’s Property Disclosure Deadline (§ 2c), Seller agrees to provide Buyer with a written disclosure of adverse matters regarding the Property completed by Seller to the best of Seller’s current actual knowledge.

a.  Inspection Objection Deadline.  Buyer shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer’s expense.  If the physical condition of the Property or Inclusions is unsatisfactory in Buyer’s subjective discretion, Buyer shall, on or before Inspection Objection Deadline (§ 2c):

(1) notify Seller in writing that this contract is terminated, or

(2) provide Seller with a written description of any unsatisfactory physical condition which Buyer requires Seller to correct (Notice to Correct).

If written notice is not received by Seller on or before Inspection Objection Deadline (§ 2c), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer.

b.  Resolution Deadline.  If a Notice to Correct is received by Seller and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Resolution Deadline (§ 2c), this contract shall terminate one calendar day following the Resolution Deadline, unless before such termination Seller receives Buyer’s written withdrawal of the Notice to Correct.

c.  Damage; Liens; Indemnity.  Buyer is responsible for payment for all inspections, surveys, engineering reports or for any other work performed at Buyer’s request and shall pay for any damage which occurs to the Property and Inclusions as a result of such activities.  Buyer shall not permit claims or liens of any kind against the Property for inspections, surveys, engineering reports and for any other work performed on the Property at Buyer’s request.  Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller in connection with any such inspection, claim, or lien.  This indemnity includes Seller’s right to recover all costs and expenses incurred by Seller to enforce this subsection, including Seller’s reasonable attorney fees.  The provisions of this subsection shall survive the termination of this contract.

11.  CLOSING.  Delivery of deed(s) from Seller to Buyer shall be at Closing (Closing).  Closing shall be on the date specified as the Closing Date (§ 2c) or by mutual agreement at an earlier date.  The hour and place of Closing shall be as designated by MUTUAL AGREEMENT OF BOTH BUYER AND SELLER.

12.  TRANSFER OF TITLE.  Subject to tender or payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver (i) a good and sufficient general warranty deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing.  Except as provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer’s signature hereon, whether assessed or not.  Title shall be conveyed subject to:

a.  those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with § 8a [Title Review],

b.  distribution utility easements,

c.  those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with § 8b [ Matters Not Shown by the Public Records], and

d.  inclusion of the Property within any special taxing district, and

e.  the benefits and burdens of any declaration and party wall agreements, if any, and

f.  other LEASE AGREEMENT(S) BY AND BETWEEN SELLER AND CURRENT TENANT(S).

13.  PAYMENT OF ENCUMBRANCES.  Any encumbrance required to be paid shall be paid at or before Closing from the proceeds of this transaction or from any other source.

14.  CLOSING COSTS; DOCUMENTS AND SERVICES.  Buyer and Seller shall pay, in Good Funds, their respective Closing costs and all other items required to be paid at Closing, except as otherwise provided herein.  Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing.  Fees for real estate Closing services shall be paid at Closing by ☒ One-Half by Buyer and One-Half by Seller.

The local transfer tax of                 % of the Purchase Price shall be paid at Closing by ☒ Seller.  Any sales and use tax that may accrue because of this transaction shall be paid when due by ☒ Seller.

15.  PRORATIONS.  The following shall be prorated to Closing Date,  except as otherwise provided;

a.  Taxes.  Personal property taxes, if any, and general real estate taxes for the year of Closing, based on ☒ The Taxes for the Calendar Year Immediately Preceeding Closing

b.  Rents.  Rents based on ☒ Rents Actually Received ☐ Accrued.  Security deposits held by Seller shall be credited to Buyer.  Seller shall assign all leases to Buyer and Buyer shall assume such leases.

c.  Other Prorations.  Water, sewer charges; and interest on continuing loan(s), if any; and PREPAID FEES UNDER SERVICE CONTRACTS, IF ANY, TO BE ASSUMED BY BUYER AT CLOSING.

d.  Final  Settlement.  Unless otherwise agreed in writing, these prorations shall be final.

16.  POSSESSION.  Possession of the Property shall be delivered to Buyer on Possession Date and Possession Time (§ 2c).  subject to the following lease(s) or tenancy(s):  ALL TENANT LEASES THEN IN EFFECT

If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $ 2000 per day from the Possession Date (§ 2c) until possession is delivered.

17.  NOT ASSIGNABLE.  This contract shall not be assignable by Buyer without Seller’s prior written consent.  Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

18.  CONDITION OF, AND DAMAGE TO PROPERTY AND INCLUSIONS.  Except as otherwise provided in this contract, the Property, Inclusions or both shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted.

a.  Casualty; Insurance.  In the event the Property or Inclusions shall be damaged by fire or other casualty prior to Closing, in an amount of not more than ten percent of the total Purchase Price, Seller shall be obligated to repair the same before the  Closing Date (§ 2c).  In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer by delivering to Seller written notice of termination.  Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to a credit, at Closing, for all the insurance proceeds resulting from such damage to the Property and inclusions payable to Seller but not the owners’ association, if any, plus the amount of any deductible provided for in such insurance policy, such credit not to exceed the total Purchase Price.

b.  Damage; Inclusions; Services.  Should any Inclusion(s) or service(s) (including systems and components of the Property, e.g. heating, plumbing, etc.) fail or be damaged between the date of this contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such inclusion(s) or service(s) with a NEW unit of similar size and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

c.  Walk-Through; Verification of Condition.  Buyer, upon reasonable notice, shall have the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this contract.

19.  RECOMMENDATION OF LEGAL AND TAX COUNSEL.  By signing this document, Buyer and Seller acknowledge that this document has important legal consequences and EACH HAS UNDERTAKEN SUCH consultation with legal and tax or other counsel before signing this contract AS IT DEEMS NECESSARY OR DESIRABLE.

20.  TIME OF ESSENCE AND REMEDIES.  Time is of the essence hereof.  If any note of check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

a.  If Buyer is in Default:

☐            (1)  Specific Performance.

☒            (2) Liquidated Damages.  All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder.  It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection c) are SELLER’S SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this contract.  Seller expressly waives the remedies of specific performance and additional damages.

b.  If Seller is in Default:  Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as any be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

c.  Costs and Expenses.  In the event of any arbitration or litigation relating to this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

21.  OMITTED

22.  EARNEST MONEY DISPUTE.  Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the Earnest Money and things of value held by broker or Closing Company (unless mutual written instructions are received by the holder of the Earnest Money and things of value), broker or Closing Company shall not be required to take any action but may await any proceeding, or at broker’s or Closing Company’s option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

23.  TERMINATION.  In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to §§ 10c and 22.

24.  ADDITIONAL PROVISIONS.  (The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)

SEE ADDENDUM ATTACHED HERETO.

25.  ENTIRE AGREEMENT;  SUBSEQUENT MODIFICATION;  SURVIVAL.  This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.  No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.  Any obligation in this contract which, by its terms, is intended to be performed after termination or Closing shall survive the same.

26.  FACSIMILE.  Signatures ☒ May be evidenced by facsimile.  Documents with original signatures shall be provided to the other party at Closing, or earlier upon the request of any party.

27.  NOTICE.  Any notice to Buyer shall be effective when received by Buyer and any notice to Seller shall be effective when received by Seller.

28.  NOTICE OF ACCEPTANCE; COUNTERPARTS.  This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of acceptance pursuant to § 27 on or before Acceptance Deadline Date and Acceptance Deadline Time (§2c).  If accepted, this document shall become a contract between Seller and Buyer.  A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

[SIGNATURES ON NEXT PAGE]

BUYER:

VAIL CLINIC INC.,

A TEXAS NONPROFIT CORPORATION,

D/B/A VAIL VALLEY MEDICAL CENTER

BY:	/s/ Edward D. O’Brien
NAME:	Edward D. O’Brien
TITLE:	Chairman, Board of Directors

Date of Buyer’s Signature:  May 13, 2003

Buyer’s Address:  181 West Meadow Drive, Vail, Colorado 81657

Buyer’s Telephone No:  (970) 479 7272 Buyer’s Fax No: (970) 479 7192

SELLER:

VAIL 108 LIMITED.,

A COLORADO LIMITED PARTNERSHIP

BY:
NAME:
TITLE:

Date of Seller’s Signature:

Seller’s Address:

Seller’s Telephone No:	Seller’s Fax No:

ADDENDUM TO

CONTRACT TO BUY AND SELL REAL ESTATE

(COMMERCIAL)

DATED: MAY 13, 2003

SELLER: VAIL 108 LIMITED,

A COLORADO LIMITED PARTNERSHIP

BUYER: VAIL CLINIC INC.,

A TEXAS NONPROFIT CORPORATION,

D/B/A VAIL VALLEY MEDICAL CENTER

ADDITONAL PROVISIONS

The following provisions modify the terms of the above-referenced Contract.  In the event of conflict the terms of this Addendum control over the provisions of the main body of the Contract.

CONTINUATION OF SECTION 4:

b. New Loan. Buyer shall obtain a new loan on terms and conditions acceptable to Buyer in its sole discretion in an amount not in excess of $7,900,000.  Whether said terms and conditions are acceptable to Buyer shall be within the sole and exclusive discretion of the Buyer, and may include, without limitation, an unsecured loan, a loan secured in whole or in part by the Property or a loan where the lender’s recourse is solely to the Property in the event of a default.

CONTINUATION OF SECTION 5:

b. Loan Commitment.  This Contract is conditioned upon Buyer obtaining a written loan commitment on terms and conditions acceptable to Buyer in its sole discretion as further set forth in the foregoing continuation of Section 4.b.  This condition shall be deemed waived unless Seller receives from Buyer, no later than Loan Commitment Deadline (§ 2c), written notice of Buyer’s inability to obtain such loan commitment.  If Buyer so notifies Seller, this contract shall terminate.

CONTINUATION OF SECTION 7.a.:

a. Survey.  On or before the Survey Deadline, Seller shall furnish to Purchaser a current ALTA/ACSM land title survey (“Survey”) prepared by a land surveyor licensed in the State of Colorado and acceptable to Buyer.  The Survey shall be certified to Seller, Buyer, Buyer’s lender, if applicable, and the Title Company and performed on the Property and shall show thereon the correct legal description; acreage and square footage; location of all fences, hedges or walls on or within two (2) feet of all sides of all boundaries of the Property; all boundary line dimensions; the dimension and location of all improvements; any and all ditches, easements, rights-of-way, and adjacent roadways, if any; and the location of all visible utilities on the Property and all underground utilities for which there is visible surface evidence and any other items reasonably requested by Purchaser or its lender.  The Survey shall reflect all exceptions to title (where applicable) as reflected on the title commitment and shall disclose that a physical inspection on the Property revealed no improvements situated upon or adjacent to the Property are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect.  In the event the items reflected in the Survey are not in conformance with the provisions of this paragraph and written notice of Purchaser’s objections is received by Seller on or before the Title Objection Deadline, then such defects shall be treated as any other Title Defect under the Contract.  Costs of such Survey shall be shared equally, as set forth in the Contract.

CONTINUATION OF SECTION 24

(a)           BOARD APPROVAL.  This Contract to Buy and Sell Real Estate (Commercial) shall be subject to approval of the Board of Directors of Buyer.  If Buyer gives written notice to Seller that the Board has not approved the Contract on or before the Inspection Deadline, the Contract shall be terminated upon delivery to Seller of said written notice and Section 23 of the Contract shall apply.  Buyer shall present this Contract to its Board of Directors within thirty (30) days of the date of mutual execution hereof by the Buyer and Seller.

(b)           LEASES.  Seller represents that each and every existing lease (Tenant Lease) with respect to any portion of the portion of the Property is in full force and effect in accordance with its written terms, and that there are no defaults and no state of facts, which amount, or with the passage of time or the giving of notice or both, would amount to a default for any lease.  Seller further represents, warrants and covenants that no tenant has made any payment or prepayment of rent more than one month in advance for any month after Seller’s execution hereof, and, prior to Closing, Seller shall accept no prepayments of rent for more than the next ensuing month without Buyer’s express written permission.  As part of the documents to be supplied as off-record matters pursuant to Section 8.b. of the Contract, Seller shall furnish to Buyer a complete and accurate rent roll and shall make available to Buyer the complete lease files on all outstanding Tenant Leases.  Seller shall furnish to Buyer by the Closing an Estoppel Certificate properly signed by each tenant in a form to be provided by Buyer.  Seller further agrees that it will not make or allow any changes in, modifications or extensions of the leases prior to conveyance of the Property to Buyer pursuant to this Contract.  Seller represents to Buyer that no other leases encumber or affect the Property.  After execution hereof by Seller, Seller shall not enter into any new Tenant Leases or optional renewals or extensions of existing Tenant Leases without the prior written consent of Buyer while this Contract remains in effect.

(c)           CONTINGENCIES.

(i)            This Contract and Buyer’s performance hereunder are contingent upon Buyer’s satisfaction, in the exercise of its sole and absolute discretion, with each of the following conditions:

A.            that all matters that affect the title, ownership, survey, land use, physical condition, environmental, zoning and use of the Property as proposed by Buyer after Closing are satisfactory to Buyer, in Buyer’s sole and absolute discretion;

B.            that Seller has delivered by Buyer evidence of Seller’s right, title and interest in and to the Property and provided evidence that Seller has the authority and has obtained all necessary consents, if any, to transfer the Property to Buyer in accordance with the terms and provisions hereof;

C.            Buyer’s Board of Directors has approved the terms and provisions of this Contract and the closing of the transactions contemplated hereby;

D.            that Buyer has obtained a New Loan or commitment on terms and conditions satisfactory to Buyer; and

E.             that Buyer is satisfied with the terms and conditions of the existing Tenant Leases of the Property.

Unless Buyer notifies Seller in writing on or before the Inspection Objection Deadline, that Buyer is dissatisfied with one or more of the conditions stated above, it shall be deemed conclusively that all or such conditions are acceptable to Buyer and the foregoing contingencies are forever waived.  If Buyer is dissatisfied with one or more of the conditions stated above and such condition(s) is not resolved on or prior to the Resolution Deadline, Buyer shall have the right to (1) terminate this Contract and all monies paid hereunder shall be immediately returned to Buyer, or (2) extend any of the Deadlines in this Contract and the Closing Date for a reasonable period of time, not to exceed thirty (30) days.

(e)           DELIVERIES BY SELLER.

(i)            To the extent such items are in Seller’s control and possession, Seller covenants to deliver true, correct and complete copies of the following (collectively herein referred to as the “Delivery Items”) at its sole cost and expense to Buyer by the Off-Record Matters Deadline:

A.            A complete inventory of all of the personal property to be conveyed hereunder.

B.            A schedule and copies of all of the service contracts, maintenance contracts, management agreements and all other agreements affecting the operation or maintenance of the Property (hereinafter referred to as the “Service Contracts”).

C.            Copies of all building permits, licenses, certificates of occupancy and other similar documentation issued by any governmental agency having jurisdiction over the Property which pertain to the operation and occupancy of the Property, to the extent that such documentation is in Seller’s control or possession or reasonably obtainable by  Seller.

D.            Copies of all Tenant Leases now in effect and all amendments thereto, and a copy of Seller’s current rent roll regarding such leases.

E.             Copies of all surveys and all environmental, engineering and soils, and any other reports and soil-bearing test data with respect to the Property to the extent that any of the foregoing are in Seller’s control or possession or reasonably available to Seller.

F.             Certificates of Insurance currently in effect with respect to the Property, together with a statement of the premiums payable with respect to such insurance.

G.            All utility bills for the Property for the 12-month period prior to the date of this Contract.

(ii)           On or before the Off Record Matters Objection Deadline, Buyer shall notify Seller as to which of the Service Contracts Buyer requests to be terminated effective as of Closing. Seller agrees that it will cause such termination effective as of the Closing of all the Service Contracts so requested by Buyer.  All of the Service Contracts which are not being terminated effective as of the Closing pursuant to this procedure will be transferred and assigned by Seller to Buyer at Closing by an assignment (hereinafter referred to as the “Assignment of Service Contracts”).

(f)            REPRESENTATIONS AND WARRANTIES OF THE SELLER.  Seller hereby makes to Buyer the following representations and warranties, which representations and warranties shall inure to the benefit of any assignee of Buyer as permitted under this Contract:

(i)            Seller is a validly formed Colorado limited partnership in good standing duly bound by the actions and execution hereof by the individual executing this Contract on behalf of Seller, and has the authority and power to enter into this Contract and to consummate the transaction contemplated herein, and this Contract is a valid and binding obligation of Seller enforceable in accordance with its terms.

(ii)           Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller, or to Seller’s knowledge will result in a violation or any applicable law, order, rule or regulation of any governmental authority.

(iii)          Seller has the unfettered right to occupy the Real Property free and clear of any options to lease or purchase (other than rights to lease renewals set forth in the Tenant Leases to be supplied to Buyer for review hereunder).  The Real Property has unfettered access to public roads or streets and all utilities.  The Real Property is a legally constituted lot, parcel or tract, established in compliance with all applicable laws, ordinances and regulations.  Seller has not received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Property or (b) giving notice of any material governmental actions pending.  There is no action, proceeding or litigation pending (or, to the best knowledge of the Seller, contemplated or threatened): (i) to take all or any portion of the Property, or any interest therein, by eminent domain; or (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Property or the use or development thereof in any manner which could impair or prevent the current uses thereof by the Buyer.  There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Property.

(iv)          Seller is the sole owner (both legal and equitable) of and has good and marketable title to the Improvements and Inclusions free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind, except as may be fully satisfied and discharged at closing from the proceeds otherwise due Seller.

(v)           Neither this Agreement, nor anything to be done hereunder, including, without limitation, the transfer, assignment and sale of the Property as herein contemplated, violates or shall violate any written or oral contract, agreement or instrument to which Seller is a party or which affects the Property or any part thereof.

(vi)          There is no action, suit proceeding or investigation pending or threatened which would become a cloud on the title to the Property or any portion hereof or which questions the validity or enforceability of the transaction contemplated by this Agreement or which does or will materially or adversely affect the Property.

(vii)         No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Seller, compliance with the provisions hereof by Seller, and consummation of the transaction contemplated hereby by Seller.

(viii)        The present use and operation of the Property as a commercial office building is authorized by and in compliance with all existing zoning, land-use, building, fire, health, labor, safety and other laws, ordinances, rules and regulation applicable to the Property.

(ix)           Seller has complied with all existing laws, ordinances, rules and regulations, including, without limitation, those relating to zoning, land-use building, fire, health, labor and safety, of any government or agency, body or subdivision thereof bearing on the ownership, construction, use or operation of the Property as a commercial office building including, without limitation the Americans With Disabilities Act.

(x)            Except as may be reflected on the rent roll and Tenant Leases delivered or otherwise made available to Purchaser (A) there are no oral or written tenant occupancy leases or rental agreements in force, (B) no person (other than the tenants named in said rent toll and Tenant Leases) has any right of possession to the Property or any part thereof, (C) except as shown on the rent rolls, no rent has been paid in advance by any tenant, (D) except as shown on the rent rolls no tenant has received or is entitled to receive a rent concession in connection with his tenancy, or is entitled to any work not yet performed

(other than ordinary maintenance), or consideration not yet given in connection with his tenancy, (E) except as shown on the rent rolls, no tenant or former tenant has any claim against Seller for any security deposits or other deposits, (F) to Seller’s knowledge, no tenant has, or as of the Closing Date will have, any defense or offset to rent accruing after the Closing Date, and except as indicated on the rent roll, to the best of Seller’s knowledge, there is no default by Seller or tenant with respect to any leases or occupancy agreements.

(xi)           All Services Contracts are in full force and effect, and there are no defaults in any Service Contracts and, except for the Service Contracts, there are no other management, maintenance, operating, service, leasing, commission or similar contracts affecting the Property.

(xii)          Seller has no knowledge and has received no notice from any governmental authority. that the Property contains, any activity upon the Property has produced, or the Property has been used in any manner (a) for the discharge, deposit, dumping or storage of, any hazardous or toxic waste, materials or contamination, whether of soil, ground water, or otherwise, in violation of any law, ordinance, rule or regulation, or (b) which requires any reporting to any governmental authority.  Seller has not caused or permitted the discharge, deposit, dumping or storage of, any hazardous or toxic waste, materials or contamination to occur on the Property.  The Property does not contain underground tanks of any type or any materials containing or producing any polychlorinated biphenyls.

(xiii)         All policies of insurance currently maintained by Seller with respect to the Property are current and in full force and effect, and all premiums due thereunder have been paid.  No notice has been received by Seller from any insurance company which issued any of said policies, stating that (A) any of such policies will not be renewed or will be renewed at rates in excess of those ordinary and customary for properties similar in size, location, age and construction to the Property; or (B) the performance of work will be required as a condition of continuation of coverage.

(xiv)        There are no unpaid amounts or uncompleted contracts which could result in a mechanic’s lien against the Property.

(xv)         The Property is connected to and serviced by water, solid waste and sewage disposal, storm drainage and electricity and gas facilities which are adequate for the present use and operation of the Property as an office building and, to Seller’s knowledge, all of the foregoing are in accordance with all applicable laws, ordinances, rules and regulations of all public or quasi-public authorities having or claiming jurisdiction there over.

(h)           ITEMS TO BE DELIVERED AT CLOSING.  In addition, to those documents to be delivered at Closing in accordance with §§3.b. and 12 above, Seller agrees to deliver the following items to Buyer at Closing:

(i)            A duly executed Assignment (the “Assignment of Leases”) assigning to Buyers Seller’s interest as lessor in the Tenant Leases, including the security deposits and any other deposits, together with all original leases and all files relating to existing Tenant Leases along with a signed certification, attached to a rent roll (current as of the Closing Date), which will certify the accuracy of the information contained in the rent roll.

(ii)           A duly executed Assignment from Seller to Buyer of all third-party warranties with respect to the Improvements and Inclusions together with all such original warranties.

(iii)          The Assignment of Service Contracts, if any,. pursuant to which Seller will transfer and assign to Buyer all of its interest in and to the Service Contracts which remain in effect after the Closing Date.

(iv)          Evidence reasonably acceptable to Buyer as to the due organization and existence of Seller and that those acting for Seller have full authority to execute documents on behalf of Seller and consummate this transaction in accordance with the terms of this Contracts as modified through the Closing.

(v)           All original Service Contracts remaining in effect after the Closing Date, and the current real estate and personal property tax bills for the Property.

(vi)          A signed certificate from Seller stating that Seller’s representations and warranties made in this Agreement are true and correct as of the Closing Date.

(vii)         A Certificate that Seller is not a foreign person or entity as defined in the Internal Revenue Code and Income Tax Regulations; and a Colorado Form DR 1083 regarding Sellers status as a Colorado resident.

(viii)        All keys to the Improvements, which Seller or its agents have in their possession, property tagged for identification.

(i)            BROKERS.  Each of the parties hereto agrees to indemnify and hold the other harmless from any and all broker’s and sales agent’s commissions and fees, and for all costs and expenses, including reasonable attorney fees, incurred in connection with any such claims, except as to brokers or agents with whom such other party has contracted directly.

(j)            CONFIDENTIALITY.  Prior to Closing, the parties shall keep this Agreement and its terms confidential and shall disclose information regarding this transaction only to those persons who need such information in order for the disclosing party to exercise its rights or perform its obligations under this Contract

(k)           SURVIVAL.  All representations, warranties and covenants made herein shall survive the Closing and conveyance of title hereunder and remain enforceable thereafter.

(i)            BUSINESS DAYS.  If any deadline or time for action should fall or expire on a Saturday, Sunday or legal or Colorado banking holiday, the time for such action or the deadline shall be deemed to occur on the next business day.

BUYER:

VAIL CLINIC INC.,

A TEXAS NONPROFIT CORPORATION,

D/B/A VAIL VALLEY MEDICAL CENTER

BY:	Edward D. O’Brien
NAME:	EDWARD D. O’BRIEN
TITLE:	CHAIRMAN - BOARD OF DIRECTORS

SELLER:

VAIL 108 LIMITED,

A COLORADO LIMITED PARTNERSHIP

BY:
NAME:
GENERAL PARTNER

COUNTERPROPOSAL

June 18, 2003

Contract:                Proposed Contract to Buy and Sell Real Estate (Commercial) dated May 13, 2003.  (A copy is attached and marked as Exhibit “A”)

Seller:                     Vail 108 Limited, a Colorado Limited Partnership

Buyer:                    Vail Clinic, Inc., a Texas nonprofit corporation d/b/a Vail Valley Medical Center

The undersigned accepts the proposed contract subject to the following amendments:

1.             2.C. Dates and Deadlines.

a)        Item #2, Loan Commitment Deadline, July 24, 2003.

b)        Item #8, Appraisal Deadline, July 24, 2003.

c)        Item #9, Title Deadline, July 1, 2003.

d)        Item #10, Survey Deadline, July 17, 2003.

e)        Item #11, Document Request Deadline, July 1, 2003.

f)         Item #12, Title Objection Deadline, July 10, 2003.

g)        Item #13, Off Record Matters Deadline, July 10, 2003.

h)        Item #14, Off Record Matters Objection Deadline, July 17, 2003.

i)         Item #15, Seller’s Property Disclosure, not applicable.

j)         Item #16, Inspection Objection Deadline, July 10, 2003.

k)        Item #17, Resolution Deadline, July 17, 2003.

l)         Item #18, Closing Date, August 28, 2003.

m)       Item #21, Acceptance Deadline Date, June 27, 2003.

2.             The Requirement under Section 10 of the proposed Contract requiring Seller to provide the Buyer a written disclosure of adverse matters regarding the Property is deleted.

3.             The following paragraph shall be added to continuation of Section 24(a) of the Addendum to Contract:

This Contract to Buy and Sell Real Estate (Commercial) is to be subject to the approval of the Board of Directors of Seller.  If Seller gives written notice to Buyer that the Board has not approved the Contract on or before the Inspection Deadline, the Contract shall be terminated upon delivery to Buyer of said written notice and Section 23 of the Contract shall apply.

4.             The second sentence of Continuation of Section 24(b) of the Addendum to Contract shall be amended to read in its entirety as follows:

Seller further represents, warrants and covenants that no tenant has made any payment or prepayment of rent more than one month in advance for any month after Seller’s execution hereof except as disclosed to Buyer on or before the Inspection Objection Deadline, and prior to Closing, Seller shall accept no prepayments of rent for more than next ensuing month without Buyer’s written permission.

5.             A Paragraph F as set forth below shall be added to Continuation of Section 24(c):

F.             Seller shall deliver to Buyer a lease agreement setting forth lease terms for a space occupied by WestStar Bank.  Such term shall include among other things, square footage, location in the building, lease rate and escalators, initial term, options to extend and a right of WestStar Bank to terminate the lease upon WestStar Bank’s inability to compete in the marketplace due to the renovation of the building, change of ingress or egress to the building or other changes made by the Buyer.  Such right of termination shall include a reimbursement of WestStar Bank’s tenant improvements, based upon a depreciated value.

6.             Section (e)(ii) of Continuation of Section 24 of the Addendum to Contract shall be deleted in its entirety.

7.             The following sentence shall be deleted from Continuation of Section 24(f)(iii) of the Addendum to Contract:

The Real Property is a legally constituted lot, parcel or tract, established in complience with all applicable laws, ordinances and regulations.

8.             Sections (f)(viii) and (f)(ix) of Continuation of Section 24 of the Addendum to Contract shall be deleted.

9.             Section (f)(xi) of Continuation of Section 24 of the Addendum to Contract shall be amended to read in its entirety:

(xi)        There are no defaults in any service, management or similar contracts affecting the Property for which Buyer has assumed liability.

10.           Section (f)(xv) of Continuation of Section 24 of the Addendum to Contract shall be deleted.

11.           Buyer agrees to cooperate with Seller, if so requested by Seller, with a Tax Deferred Exchange under Section 1031 of the United States Internal Revenue

Code involving the Property.  It is expressly understood by the parties that Buyer shall incur no legal or other expense or liability in such transaction.  The involvement of this transaction in a tax-deferred exchange shall not in any way delay or affect the obligation of the parties under this Contract or the dates provided in this Contract including, but not limited to, the date of closing.

All other terms and conditions shall remain the same.  This Counterproposal shall expire unless accepted by Buyer and Seller as evidenced by their signatures below and the offering party receives notice of acceptance on or before June 27, 2003.

Date:	June 26, 2003		Buyer: Vail Clinic, Inc., a
Texas nonprofit corporation, d/b/a Vail Valley Medical Center

		By:	/s/ Edward D. O’Brien
		Name:	EDWARD D. O’BRIEN
		Title:	CHAIRMAN

Date:	June 19, 2003		Seller: Vail 108 Limited, a
Colorado Limited Partnership

		By:	/s/ E.B. Chester
		Name:	E.B. CHESTER
		Title:	CHAIRMAN, VAIL
Banks, inc. successor in interest to Vail 108, LP.

July 17, 2003

Bob Knous

Jay Peterson, Esq.

c/o Jay K. Peterson, Esq.

108 South Frontage Road, West

Vail, CO

Re:          Westar Bank Sale

Dear Bob and Jay:

This confirms my telephone agreement today with Bob to modify the Contract to Buy and Sell Real Estate dated May 13, 2003, as amended by the Counterproposal dated June 18, 2003, as follows:

1.     All deadlines stated in Paragraph 2(c) falling on July 17, 2003 are extended by two weeks from July 17, 2003 and the new deadlines for such items are July 31, 2003.

2.     All deadlines stated in Paragraph 2(c) falling on July 18, 2003 or thereafter through July 30, 2003) are extended to July 31, 2003.

Thank you for your courtesy in this matter.  I would appreciate it if you would obtain Mr. Chester’s signature so that we have a clear record.

Very truly yours,

/s/ Edward D. O’Brien
Edward D. O’Brien
Chairman, Vail Clinic, Inc. dba
Vail Valley Medical Center

I AGREE WITH THE FOREGOING.

/s/ E. B. Chester
Chairman, Vail Banks, Inc., Successor in
Interest to Vail 108 LP

P.O. Box 40,000   •  Vail, Colorado 81658   •   970-476-2451

www.vvmc.com

August 26, 2003

E. B. Chester

P. O. Box 3219

Avon, CO 81620

Re:          WestStar Bank Sale

Dear Mr. Chester:

This confirms my telephone agreement, subject to your approval, with Bob Knous on August 25 to modify the Contract to Buy and Sell Real Estate dated May 13, 2003, as amended by the Counterproposal dated June 18, 2003, as follows:

1.     All dates and deadlines stated in Paragraph 2(c), including those which have passed as of August 25 but not including the “Closing Date”, are extended by one month from August 25, 2003 and the new deadlines for such items are September 25, 2003.

2.     The “Closing Date” stated in Paragraph 2(c) is extended to October 1, 2003.

3.     The time period for Buyer to present this Contract and Counterproposal to the Buyer’s Board of Directors stated in paragraph (a) of the Continuation of Section 24 shall be extended to September 4, 2003.

Thank you for your courtesy in this matter.  Would you please sign one of the duplicate originals and return it to me in the addressed, stamped envelope.

Very truly yours,

/s/ Edward D. O’Brien
Edward D. O’Brien
Chairman, Vail Clinic, Inc. dba
Vail Valley Medical Center

I AGREE WITH THE FOREGOING.

/s/ E. B. Chester
Chairman, Vail Banks, Inc., Successor in
Interest to Vail 108 LP

P.O. Box 40,000   •   Vail, Colorado 81658   •   970-476-2451

www.vvmc.com

September 9, 2003

E. B. Chester

P. O. Box 3219

Avon, CO 81620

Re:          WestStar Bank Sale

Dear Mr. Chester:

This confirms our agreement to modify the Contract to Buy and Sell Real Estate dated May 13, 2003, as amended by the Counterproposal dated June 18, 2003, as follows:

1.     All dates and deadlines stated in Paragraph 2(c), including those which have passed as of the date of this letter but not including the “Closing Date”, are extended until November 4, 2003.

2.     The “Closing Date” stated in Paragraph 2(c) is extended to a date not before November 5, 2003 and not later than December 31, 2003 to be mutually agreed upon.  If the parties are unable to agree upon a date, the Closing Date shall be December 31, 2003.

Thank you for your courtesy in this matter.  Would you please sign one of the duplicate originals and return it to me in the addressed, stamped envelope.

Very truly yours,

/s/ Edward D. O’Brien
Edward D. O’Brien
Chairman, Vail Clinic, Inc. dba
Vail Valley Medical Center

I AGREE WITH THE FOREGOING.

/s/ E. B.Chester
Chairman, Vail Banks, Inc., Successor in
Interest to Vail 108 LP

P.O. Box 40,000  •  Vail, Colorado 81658  •  970-476-2451  •  www.vvmc.com

CERTIFICATE

The undersigned hereby represents and warrants that the representations and warranties set forth in Section 24 (f)(i) through (xv) inclusive of the Contract dated May 13, 2003 as modified by the Counterproposal dated June 18, 2003, are true and correct as of March 5, 2004.

Dated: March 5, 2004	WestStar Bank,
a State of Colorado Chartered Bank

	By:	/s/ Dan E. Godec,
Dan E. Godec,
President and Chief Executive Officer

AGREEMENT TO AMEND CONTRACT

Date: March 5, 2004

RE:  Contract to Buy and Sell Real Estate (Commercial) dated May 13, 2003, between VAIL CLINIC INC., A TEXAS NONPROFIT CORPORATION, D/B/A VAIL VALLEY MEDICAL CENTER, (Buyer) and WESTSTAR BANK, A STATE CHARTERED COLORADO BANK, AS SUCCESSOR IN INTEREST TO VAIL 108 LIMITED, A COLORADO LIMITED PARTNERSHIP, (Seller), relating to the sale and purchase of the following described real estate in the County of Eagle, Colorado:

VNB BUILDING, ACCORDING TO THE PLAT RECORDED

DECEMBER 15, 1989, IN BOOK 519 AT PAGE 815,

known as 108 South Frontage Road, West, Vail, Colorado 81657 (Property).

Buyer and Seller hereby agree to amend the aforesaid contract as follows:

1.             Section 4.  The Purchase Price shall be $8,700,000.

2.             Buyer shall deposit $200,000 in a separate account to be maintained by Buyer, the funds of which shall be used for the installation of a fire sprinkler system on the Property.

All other terms and conditions of said contract shall remain the same.

BUYER:

VAIL CLINIC INC.,

A TEXAS NONPROFIT CORPORATION,

D/B/A VAIL VALLEY MEDICAL CENTER

BY:	Thomas J. Zellers
Thomas J. Zellers, President and CEO

SELLER:

WESTSTAR BANK,

A STATE CHARTERED COLORADO BANK, AS SUCCESSOR IN INTEREST TO

VAIL 108 LIMITED,

A COLORADO LIMITED PARTNERSHIP

BY:	Dan E. Godec
Dan E. Godec, President and CEO